UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2016

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue, 25th Floor, New York, NY (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, Marco Di Toro notified the Board of Directors (the “Board”) of Fuel Systems Solutions, Inc. (“Fuel Systems”) of his decision to resign, effective immediately, from the Board and as a director of Fuel Systems’ wholly-owned subsidiary, MTM SRL. Mr. Di Toro was a member of the Board’s Nominating and Corporate Governance Committee and the Strategic Oversight Committee. Mr. Di Toro’s letter stated that he was resigning because of the Board’s decision to proceed with the transactions contemplated by the Agreement and Plan of Merger, dated September 1, 2015 (the “Merger Agreement”), by and among Westport Innovations Inc. (“Westport”), Whitehorse Merger Sub Inc., and Fuel Systems, and settle Fuel Systems’ claims that Westport breached the Merger Agreement when, without Fuel Systems’ written consent, Westport entered into, on January 11, 2016, the Investment Agreement with Pangaea Two Management, LP.

Mr. Di Toro’s resignation letter, which is attached hereto as Exhibit 17.1, includes his description of the circumstances related to his resignation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

17.1	Resignation Letter from Marco Di Toro dated March 4, 2016

Additional Information and Where to Find It

Westport will file with the Securities and Exchange Commission (the “SEC”) an amendment to its registration statement on Form F-4, which will include an amended proxy statement of Fuel Systems that also constitutes an amended prospectus (the “amended proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE AMENDED PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESTPORT, FUEL SYSTEMS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the amended proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the amended proxy statement/prospectus and other documents filed with the SEC by the parties by contacting Westport Investor Relations at 1-604-718-2046 or invest@westport.com (for documents filed with the SEC by Westport) or Fuel Systems Investor Relations advisors, LHA, at 1-415-433-3777 or fuel@lhai.com (for documents filed with the SEC by Fuel Systems).

Participants in the Solicitation

Westport, Fuel Systems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Fuel Systems in respect of the proposed transactions contemplated by the amended proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Fuel Systems in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the amended proxy statement/prospectus when it is filed with the SEC. Information regarding Westport’s directors and executive officers is contained in Westport’s Annual Report on Form 40-F for the year ended December 31, 2014, as amended, and its Management Information Circular, dated March 11, 2015, which is filed with, in the case of the Annual Report on Form 40-F, and furnished to, in the case of the Management Information Circular, the SEC and can be obtained free of charge from the sources indicated above. Information regarding Fuel System’s directors and executive officers is contained in Fuel System’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Proxy Statement on Schedule 14A, dated April 14, 2015, each of which are filed with the SEC and can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: March 7, 2016	By:	/s/ Pietro Bersani _
Pietro Bersani Chief Financial Officer